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                                                                    EXHIBIT 4(c)


                                 AMENDMENT NO. 2
                                       TO
                                CREDIT AGREEMENT


This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this "Amendment") is entered into as of this 27th day of March, 2001, by and among LACLEDE STEEL COMPANY, a Delaware corporation ("Laclede Steel"), Laclede Chain Manufacturing Company, a Delaware corporation ("Laclede Chain" together with Laclede Steel, collectively the "Borrowers" and individually, a Borrower), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Agent"), for itself as a Lender and as Agent for Lenders, and the other Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Schedule A to the Credit Agreement (as hereinafter defined).

                                    RECITALS

WHEREAS, the Borrowers, Agent and Lenders have entered into that certain Credit Agreement, dated as of December 29, 2000 as amended by that certain Amendment No. 1 to Credit Agreement dated as of February 14, 2001 (as amended, the "Credit Agreement"); and

WHEREAS, the Borrowers, Agent and Lenders desire to amend the Credit Agreement as herein set forth.

NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agent, Lenders and the Borrowers agree as follows:

Amendment to Eligible Accounts. Section 1.6 of the Credit Agreement is amended by amending in their entirety clauses (l) and (r) of such Section and adding new clauses (v) and (w) immediately at the end thereof with appropriate changes in punctuation each to read as follows:


                (l) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                      such Account is not paid within the earlier of: 60 days
                 following its due date or 90 days following its original invoice date;

                      the Account Debtor obligated upon such Account suspends
                 business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                      a petition is filed by or against any Account Debtor
                 obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

                 (r) to the extent that such Account, which is otherwise an Eligible Account, together with all other Eligible Accounts of any Borrower owing by such Account Debtor and its Affiliates to such Borrower as of any date of determination, exceed 10% of all Eligible Accounts of such Borrower;


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                 (v) that is an Account owing by CSK Auto to Laclede Chain
created after March 13, 2001 but prior to April 30, 2001; provided, however, if the CSK Auto Add Back equals $0 at any time during such period due to the fact that Laclede Chain has received cash collections on all the Accounts owing by CSK Auto that were Eligible Accounts as of March 13, 2001, but became ineligible after such date, Accounts owing by CSK Auto to Laclede Chain created after such time shall be considered Eligible Accounts to the extent they would otherwise be Eligible Accounts hereunder; and

                 (w) that is an Extended Term Account.


Amended Definitions. The definitions of "Extended Term Account," "Laclede
Chain Borrowing Base" and "Laclede Steel Borrowing Base" appearing in Annex A to the Credit Agreement are amended in their entirety to read as follows:



        "Extended Term Account" means any Account with a due date which is more than 90 days past its original invoice date.

        "Laclede Chain Borrowing Base" means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

                80% of the book value of Laclede Chain's Eligible Accounts; and

                65% of the book value of Laclede Chain's Eligible Inventory valued at the lower of average cost or market. in each case, less any Reserves established by Agent at such time.


        "Laclede Steel Borrowing Base" means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

        (a)     85% of the book value of Laclede Steel's Eligible Accounts;  and

        (b) 65% of the book value of Laclede Steel's Eligible Inventory valued at the lower of average cost or market;

in each case, less any Reserves established by Agent at such time.

New Definitions. Annex A to the Credit Agreement is amended by adding the following new definition.



        "CSK Auto Additional Ineligible Accounts" means (i) with respect to the determination of Borrowing Availability of Laclede Chain for any period after the period ending on March 13, 2001 to and including the period ending on April 30, 2001, an amount equal to 80% of the difference between (a) the aggregate outstanding amount of all Accounts owing by CSK Auto that were otherwise Eligible Accounts as of the Borrowing Base Certificate delivered on March 13, 2001 (which amount is $1,091,387 as of such date) that become ineligible after March 13,


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        2001, but prior to April 30, 2001 and (b) the aggregate amount of cash collections received with respect to such Accounts during such period, and (ii) with respect to the determination of Borrowing Availability of Laclede Chain for any period ending after April 30, 2001, $0.

Amendments to Minimum Borrowing Availability. Subsection (f) of Annex G to the Credit Agreement is amended by deleting the amount "$9,000,000" appearing therein and replacing in its stead the following:

                "$8,000,000 minus the CSK Auto Additional Ineligible Accounts." Conditions to Effectiveness. This Amendment shall be effective upon satisfaction of the following conditions precedent:

                This Amendment shall have been executed and delivered by Lenders and the Borrowers; and

                The representations and warranties contained herein shall be true and correct in all respects.

                The Agent shall have received for the ratable account of the Lenders the Amendment Fee (as defined in Section 7 hereof).

Representations And Warranties Of Credit Parties.




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                The execution, delivery and performance by each Borrower of this
        Amendment has been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);


                Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date; and


                Neither the execution, delivery and performance of this Amendment by each Borrower nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of such Borrower's certificate or articles of incorporation or bylaws, (iii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Borrower or any of its Subsidiaries is a party or by which such Borrower or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to Agent on or before the date hereof.


Amendment Fee. In consideration for the execution and delivery of this Amendment by the Agent and the Lenders, the Borrowers shall pay to the Agent, for the ratable account of the Lenders, an amendment equal to $50,000 (the "Amendment Fee").


Reference To And Effect Upon The Credit Agreement.


                Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.


                The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute amendment of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

Costs And Expenses. As provided in Section 11.3 of the Credit Agreement, Borrowers agree to reimburse Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.



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GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

                            (signature page follows)












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IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment No. 2 as of the date first written above.

                                    LACLEDE STEEL COMPANY


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------


                                    LACLEDE CHAIN MANUFACTURING COMPANY


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------


                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION, as Agent and Lender


                                    By:
                                        ----------------------------------------
                                            Duly Authorized Signatory


                                    HELLER FINANCIAL, INC.
                                    as Co-Agent and Lender


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------


                                    CONGRESS FINANCIAL CORPORATION (CENTRAL), as
                                    Co-Agent and Lender

                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------